CUSIP No.	45772F107	SCHEDULE 13G	Page	20	of	20
EXHIBIT 3

	Number of				Percent of Class
	Shares		Number of Shares		Beneficially
Name of Reporting Person	(Direct)		(Indirect)		Owned(1)
Mayfield XI Management, L.L.C.	-0-		3,134,420	(2)(3)(4)(5)	13.0%
Mayfield XI, a Delaware Limited Partnership	169,257	(2)	-0-		0.7%
Mayfield XI Qualified, a Delaware Limited Partnership	2,714,412	(3)	-0-		11.3%
Mayfield Associates Fund VI, a Delaware Limited Partnership	56,418	(4)	-0-		0.2%
Mayfield Principals Fund II, a Delaware LLC Including Multiple Series	194,333	(5)	-0-		0.8%
Yogen K. Dalal	-0-		3,134,420	(6)	13.0%
Janice M. Roberts	-0-		3,134,420	(6)	13.0%
Robert T. Vasan	-0-		3,134,420	(6)	13.0%
TOTAL	3,134,420	(1)			13.0%

(1)	The respective percentages set forth in this column were obtained by dividing the number of shares by 24,048,849, which is the aggregate number of shares outstanding after the offering as indicated on the Issuer’s registration statement on Form S-1/A (No. 333-167564) filed with the Securities and Exchange Commission on November 10, 2010 (“outstanding shares”).

(2)	Represents shares held directly by Mayfield XI, a Delaware Limited Partnership (“Mayfield XI”), of which Mayfield XI Management, L.L.C. (“Mayfield XI Management”) is the sole General Partner.

(3)	Represents shares held directly by Mayfield XI Qualified, a Delaware Limited Partnership (“Mayfield XI Qualified”), of which Mayfield XI Management is the sole General Partner.

(4)	Represents shares held directly by Mayfield Associates Fund VI, a Delaware Limited Partnership (“Mayfield Associates VI”), of which Mayfield XI Management is the sole General Partner.

(5)	Represents shares held directly by Mayfield Principals Fund II, a Delaware LLC Including Multiple Series (“Mayfield Principals II”), of which Mayfield XI Management is the Managing Director.

(6)	Includes shares held directly by Mayfield XI, Mayfield XI Qualified, Mayfield Associates VI and Mayfield Principals II. Yogen K. Dalal, Janice M. Roberts and Robert T. Vasan are Managing Directors of Mayfield XI Management, which is the general partner of Mayfield XI Qualified, Mayfield XI and Mayfield Associates VI and the sole Managing Director of Mayfield Principals II. Mr. Dalal, Ms. Roberts and Mr. Vasan may be deemed to have shared voting and dispositive power over the shares which are or may be deemed to be beneficially owned by Mayfield XI, Mayfield XI Qualified, Mayfield Associates VI and Mayfield Principals II, but each disclaims such beneficial ownership.